Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) of Toreador Resources Corporation and to the inclusion in the Registration Statement of our estimates of reserves at December 31, 2008.

/s/ William M. Kazmann
William M. Kazmann, Senior Partner
LaRoche Petroleum Consultants, Ltd.
Certificate of Registration Number F-1360

Dallas, TX

December 15, 2009